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                                                                    EXHIBIT 99.3

                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]

The Board of Directors
Stratos Lightwave, Inc.
7444 West Wilson Avenue
Chicago, Illinois 60706

Members of the Board:

       CIBC World Markets Corp. ("CIBC World Markets") hereby consents to the inclusion of the opinion letter of CIBC World Markets to the Board of Directors of Stratos Lightwave, Inc. ("Stratos") as Annex D to, and reference thereto under the captions "SUMMARY OF THE MERGER -- Opinion of Financial Advisor -- Stratos" and "THE PROPOSED MERGER -- Opinion of Stratos' Financial Advisor" in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving Stratos and Sterling Holding Company, which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of Stratos. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                         Very truly yours,

                                         /s/ CIBC WORLD MARKETS CORP.

                                         CIBC WORLD MARKETS CORP.

New York, New York
August 26, 2003